Exhibit 32.2

U.S. GEOTHERMAL INC. AND SUBSIDIARIES

CERTIFICATIONS

I, Kerry D. Hawkley, Chief Financial Officer of U.S. Geothermal Inc. (the “Company”) certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Company’s quarterly report on Form 10-QSB for the quarterly period ended June 30, 2006 (“report”), which this certification accompanies, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2006

/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer